EXHIBIT 99.2

                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
December 3, 2002

                  UNITED NATURAL FOODS ANNOUNCES ANNUAL MEETING RESULTS

Dayville, Connecticut - December 3, 2002 -- United Natural Foods, Inc. (Nasdaq:
UNFI) announced the results of its Annual Meeting of Stockholders, held today at the Company's offices at 12745 Earhart Avenue, Auburn, CA 95602.

United Natural Foods' stockholders re-elected two members of its Board of Directors, Michael S. Funk and James P. Heffernan, to serve as Class III directors until the Company's 2005 Annual Meeting of Stockholders. The Board presently consists of three classes of directors; each elected for a three-year term.

United Natural Foods' stockholders also approved the Company's 2002 Stock Incentive Plan, which authorizes the Company's Compensation Committee to grant awards representing up to 1.4 million shares of common stock to eligible employees.

Stockholders also ratified the continuing appointment of KPMG LLP as United Natural Foods' independent auditors for fiscal year 2003.

Stockholders can access a webcast replay of the annual meeting via the Investor Relations section of the Company's website at http://www.unfi.com. United Natural Foods will replay the webcast on their website through January 3, 2003.

About United Natural Foods
United Natural Foods, Inc. carries and distributes over 30,000 products to more than 10,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

               For more information on United Natural Foods, Inc.,
                         visit the Company's web-site at
                                  www.unfi.com.

AT THE COMPANY:               AT FRB | Weber Shandwick:
--------------------------------------------------------------------------------
Todd Weintraub                Joseph Calabrese              Vanessa Schwartz
Chief Financial Officer       General Information           Analyst Information
(860) 779-2800                (212) 445-8434                (212) 445-8433

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on October 28, 2002, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. United Natural is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.